                                 EXHIBIT 99(b)
                      WELLS FARGO & COMPANY AND SUBSIDIARIES
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               AND PREFERRED DIVIDENDS

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                                                        Quarter               Six months
                                                  ended June 30,           ended June 30,
                                               ----------------        -----------------
(in millions)                                    1998      1997          1998       1997
----------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense             $  619    $  440        $1,200     $1,070
  Fixed charges                                   556       600         1,146      1,195
                                               ------    ------        ------     ------
                                               $1,175    $1,040        $2,346     $2,265
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
Preferred dividend requirement                 $    4    $    6        $    9     $   17

Ratio of income before income tax expense
  to net income                                  1.84      1.92          1.84       1.88
                                               ------    ------        ------     ------
Preferred dividends (2)                        $    7    $   12        $   17     $   32
                                               ------    ------        ------     ------
Fixed charges (1):
  Interest expense                                525       569         1,082      1,131
  Estimated interest component of net
    rental expense                                 31        31            64         64
                                               ------    ------        ------     ------
                                                  556       600         1,146      1,195
                                               ------    ------        ------     ------
Fixed charges and preferred dividends          $  563    $  612        $1,163     $1,227
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
Ratio of earnings to fixed charges and
  preferred dividends (3)                        2.09      1.70          2.02       1.85
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
EARNINGS, EXCLUDING INTEREST ON DEPOSITS:

  Income before income tax expense             $  619    $  440        $1,200     $1,070
  Fixed charges                                   153       171           335        344
                                               ------    ------        ------     ------
                                               $  772    $  611        $1,535     $1,414
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
Preferred dividends (2)                        $    7    $   12        $   17     $   32
                                               ------    ------        ------     ------
Fixed charges:
  Interest expense                                525       569         1,082      1,131
  Estimated interest component of net
    rental expense                                 31        31            64         64
  Less interest on deposits                       403       429           811        851
                                               ------    ------        ------     ------
                                                  153       171           335        344
                                               ------    ------        ------     ------
  Fixed charges and preferred dividends        $  160    $  183        $  352     $  376
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
Ratio of earnings to fixed charges and
  preferred dividends (3)                        4.83      3.34          4.36       3.76
                                               ------    ------        ------     ------
                                               ------    ------        ------     ------
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(1) As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and
    Exchange Commission regulations.  However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.